Exhibit 10.1

THE WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

2012 EQUITY INCENTIVE PLAN

(AS AMENDED AND RESTATED FEBRUARY 25, 2025)

1.
PURPOSE OF PLAN

The purpose of the Willis Towers Watson plc 2012 Equity Incentive Plan, as amended and restated (the “Plan”) is:

(a)
to promote the long-term financial interests and growth of the WTW Group and certain Designated Associate Companies (as defined below) by attracting and retaining personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;
(b)
to motivate management personnel by means of growth-related incentives to achieve long range goals; and
(c)
to further align the interests of participants with those of the shareholders of the Company through opportunities for increased share or share-based ownership.
2.
DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

(a)
“Act” means the Companies Act 2014 of Ireland.
(b)
“Award” means an award of a Dividend Equivalent Right, an Option, a SAR, Restricted Share, Restricted Share Unit, or any other right or benefit, including any other Share-Based Award under Section 7(e) granted to a Participant pursuant to the Plan.
(c)
“Award Agreement” means an agreement between the Company and a Participant or other document, which may be in electronic form, that sets forth the terms, conditions and limitations applicable to an Award, including through electronic medium.
(d)
“Board” means the Board of Directors of the Company.
(e)
“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group of Persons of the Ordinary Shares representing more than 50% of the aggregate voting power represented by the issued and outstanding Ordinary Shares; or (b) occupation of a majority of the Board (other than vacant seats) by Persons who were neither (i) nominated by the Board nor (ii) appointed by Directors so nominated; or (c) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions.

For the avoidance of doubt, a transaction shall not constitute a Change of Control (i) if effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity of the WTW Group (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) and (ii) where all or substantially all of the Person(s) who are the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction will beneficially own, directly or indirectly, all or substantially all of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the ultimate parent entity resulting from such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of such outstanding securities of the Company.

(f)
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
(g)
“Committee” means the Human Capital and Compensation Committee of the Board or any other committee comprised of members of the Board (or, if no such committee is appointed, the Board, provided that a majority of the Board members are “independent directors” for the purpose of the rules and regulations of the Nasdaq Stock Market, or such other principal securities exchange or market on which the Ordinary Shares are then listed or traded).
(h)
“Company” or “WTW” means Willis Towers Watson Public Limited Company, a company incorporated in Ireland under registered number 475616, or any successor thereto.
(i)
“Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Subsidiary or Designated Associate Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.
(j)
“Designated Associate Company” means any company in which a member of the WTW Group owns twenty percent or more of the voting share interest but less than fifty percent of the voting share interest and that has been designated by the Committee as being eligible for participation in the Plan.
(k)
“Director” means any member of the Board.
(l)
“Dividend Equivalent Right” means a right granted pursuant to Section 7(f) to receive, in such form and on such terms as the Committee may determine, the equivalent value of a dividend or distribution paid by the Company on one of its Shares (in cash or in Shares) in accordance with its Articles of Association that would be payable on the number of Shares subject to a Full-Value Award.
(m)
“Eligible Individual” means any person who is an Employee, Consultant or a Director, as determined by the Committee.
(n)
“Employee” means a person, including Directors and officers, in the employment of any member of the WTW Group or a Designated Associate Company, who is treated as an employee in the personnel records of a member of the WTW Group or a Designated Associate Company for the relevant period. Neither services as a Director nor payment of a director’s fee by the Company, a Subsidiary or Designated Associate Company shall be sufficient to constitute “employment” by the Company, any Subsidiary or Designated Associate Company.
(o)
“Effective Date” means June 8, 2022, the date that the shareholders approved the amendment and restatement of the Plan.
(p)
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
(q)
“Exercise Price” means the price of a Share, as fixed by the Committee, which may be purchased under an Option or other Share-Based Award, if applicable, or with respect to which the amount of any payment pursuant to a SAR or other Share-Based Award, if applicable, is determined.
(r)
“Fair Market Value” means the per Share closing price of the Shares as reported on the Nasdaq Global Select Market on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the Nasdaq Global Select Market, on such other principal securities exchange or market on which the Shares are traded, and if the Company is not listed on the Nasdaq Global Select Market or any other securities exchange or market, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria which, with respect to Awards to U.S. Taxpayers, shall be determined, to the extent necessary, pursuant to a reasonable valuation method in accordance with Section 409A of the Code. Fair Market Value with respect to any property other than Shares, means the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(s)
“Fractional Share Interest” means a notional or similar interest in a Share issuable pursuant to an Award, the credit of which interest shall be facilitated by the Company’s designated broker, providing for such rights with respect to a Share as shall be specified by the Committee at the time of grant or otherwise of an Award under which Fractional Share Interests may be issued, whether or not the Award also provides for the issuance of whole Shares, including circumstances where the issuance of Fractional Share Interests results from the withholding of less than a whole Share to satisfy Tax-Related Items pursuant to Section 15 hereof or payment of the exercise price of an Option pursuant to Section 7(a)(iii) hereof.
(t)
“Full-Value Award” means an Award of Restricted Shares, Restricted Share Units, or Share-Based Awards, provided that the purchase price (if any) to purchase the Shares underlying the Full-Value Award is less than Fair Market Value of the Shares, as determined as of the date of grant.
(u)
“Incentive Stock Option” or “ISO” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
(v)
“New Pool” means the sum of 2,000,000 Shares, which represents the number of Shares by which the share reserve was increased as of the Effective Date, plus the Shares that become reissuable pursuant to Section 5(a)(iii)(B) of the Plan in connection with new Awards granted under the Plan.
(w)
“Nominal Value” means $0.000304635, per Share.
(x)
“Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.
(y)
“Option” means a share option to purchase a specified number of Ordinary Shares at a specified Exercise Price during specified time periods, granted under Section 7(a) of the Plan.
(z)
“Ordinary Shares” or “Shares” means the ordinary shares of the Company, Nominal Value.
(aa)
“Outstanding Qualified Performance-Based Compensation” means any compensation granted prior to November 3, 2017 and that is outstanding as of the Effective Date and is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code. For the avoidance of doubt, all provisions of the Plan, governing Outstanding Qualified Performance-Based Compensation that were in effect prior to the Effective Date shall continue in effect with respect to the Outstanding Qualified Performance-Based Compensation, notwithstanding the elimination of such provisions from the Plan.
(bb)
“Participant” means an Eligible Individual of any member of WTW Group or a Designated Associate Company, to whom one or more Awards have been granted, and such Awards have not all expired or been forfeited or terminated under the Plan.
(cc)
“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for the relevant performance period, including but not limited to: net revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including net earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation, amortization, dividend ratio, net sales growth, return on sales, economic value added, return on operating revenue, operating ratio, and integration and/or penetration of the market); reductions in costs; cash flow or cash flow per Share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; adjusted operating margins, adjusted earnings per share, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures (or other corporate transactions); recruiting and maintaining personnel, promoting diversity and inclusion, fostering health and wellbeing, furthering climate-positive actions, and other environmental, social or governance objectives.
(dd)
“Performance Goals” means, for a performance period, the goals established in writing by the Committee for the performance period based upon the Performance Criteria that the Committee, in its discretion, selects. The Committee, in its discretion, may, provide for adjustments or modifications to the calculation of Performance Goals for such performance period.
(ee)
“Permanent Disability” means, unless otherwise defined in the Award Agreement, that the Participant would qualify to receive long-term disability payments under the long-term disability policy, as it may be amended from time to time, of the Company or the Subsidiary or Designated Associate Company to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Company or the Subsidiary or Designated Associate Company to which the Participant provides service does not have a long-term disability policy or plan in place, “Permanent Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment, as determined by a physician acceptable to the Company, for a period of not less than 180 consecutive business days out of 270 business days. A Participant shall not be considered to have incurred a Permanent Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Company in its discretion. Anything to the contrary in the foregoing notwithstanding, for purposes of (1) Incentive Stock Options, “Permanent Disability” shall mean a total and permanent disability as defined in Section 22(e)(3) of the Code and for purposes of an Award that is subject to Section 409A of the Code, shall mean a “Disability,” within the meaning of Section 409A of the Code to the extent necessary to comply with Section 409A of the Code; and (2) Restricted Share Units Granted under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, “Permanent Disability” shall mean disability as defined under categories 2° and 3° of Section L. 341-4 of the French Social Security Code, as amended.
(ff)
“Person” means “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.
(gg)
“Plan” means this Willis Towers Watson Public Limited Company 2012 Equity Incentive Plan, as amended from time to time.
(hh)
“Prior Pool” means the sum of 19,432,521 Shares, which represents the number of Shares reserved for the grant of Awards under the Plan immediately prior to the Effective Date, plus the Shares that become reissuable pursuant to Section 5(a)(iii)(A) of the Plan in connection with new Awards granted under the Plan.
(ii)
“Restricted Shares” means Shares awarded to a Participant pursuant to Section 7(b) of the Plan which may be subject to certain restrictions and to risk of forfeiture.
(jj)
“Restricted Share Unit” means an unfunded, unsecured right granted pursuant to Section 7(d) of the Plan that entitles a Participant to receive one Share or an amount in cash or other consideration determined on the applicable settlement date upon the satisfaction of certain time-based criteria and/or Performance Goals.
(kk)
“Securities Act” means the U.S. Securities Act of 1933, as amended.
(ll)
“Share-Based Award” means an Award granted under Section 7(e) of the Plan.
(mm)
“Share Appreciation Right” or “SAR” means a right granted pursuant to Section 7(c) of the Plan to receive a payment in cash or Shares equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Exercise Price on the date the SAR was granted as set forth in the applicable Award Agreement.
(nn)
“Share Award Committee” or “SAC” means the authorized delegate of the Committee under the Company’s Policy Regarding Share-Based Compensation Awards or such successor policy as may be adopted from time to time.
(oo)
“Subsidiary” means, with respect to the Company, any subsidiary of the Company within the meaning of Section 155 of the Act. For purposes of granting an “Incentive Stock Option,” Subsidiary means any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code and any regulations promulgated thereunder. For purposes of granting non-qualified share Options, SARs or other “stock rights,” within the meaning of Section 409A of the Code, to a U.S. Taxpayer, an entity may not be considered a Subsidiary if the Ordinary Shares will not be treated as “service recipient stock” of such entity under Section 409A of the Code.
(pp)
“Substitute Award” means an Award or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
(qq)
“Tax-Related Items” means U.S. federal, state, and/or local taxes and Irish national and/or local taxes and/or taxes imposed by jurisdictions outside of Ireland and the U.S. (including, but not limited to, income tax, social insurance contributions (or similar contributions), payroll tax, fringe benefits tax, payment on account, employment tax obligations, stamp taxes, and any other taxes or tax-related item that may be due) required by law to be withheld, including any employer liability shifted to the Participant under the terms of the Award Agreement or otherwise.
(rr)
“Termination Date” shall have the meaning set forth in Section 2(ss).
(ss)
“Termination of Service” means, for purposes of the Plan and with respect to a Participant, that the Participant has for any reason ceased to provide services as an Employee, officer or Director to the WTW Group or a Designated Associate Company. The Committee will have sole discretion to determine whether and for what reason a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”), subject to compliance with Section 409A of the Code.
(tt)
“Unrestricted Pool” means a number of Shares equal to 5% of the total number of Shares reserved for issuance under the Plan.
(uu)
“U.S.” means the United States of America.
(vv)
“U.S. Taxpayer” means an Eligible Individual who is, or may be, subject to taxation under the laws of the U.S. or a political subdivision thereof.
(ww)
“WTW Group” means the Company and its Subsidiaries.
3.
ADMINISTRATION OF PLAN
(a)
Committee. Unless otherwise determined by the Board, the Plan shall be administered by the Committee which shall consist solely of two or more members of the Board each of whom is an “independent director” under the Nasdaq Stock Market rules (or other principal securities market on which Shares are traded); provided that the term “Committee” means (i) the Board acting at any time in lieu of the Committee; (ii) a committee consisting solely of two or more Directors of the Company, each of whom is an “outside director” within the meaning of Section 162(m) of the Code with respect to Outstanding Qualified Performance-Based Compensation; and (iii) with respect to an Award granted to a Director or officer of the Company subject to Section 16 of the Exchange Act, a committee consisting solely of two or more Non-Employee Directors as defined under Rule 16b-3 under the Exchange Act and provided further that, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3(a) or otherwise provided in any charter of the Committee.
(b)
Authority of Committee. The Plan shall be administered by the Committee. The Committee may adopt its own rules of procedure, and the action of the Committee, taken at a meeting or taken without a meeting by a unanimous signed writing, shall constitute action by the Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
i.
Designate Participants to receive Awards;
ii.
Determine the type or types of Awards to be granted to each Participant;

iii.
Determine the number of Awards to be granted and the number of Shares and/or Fractional Share Interests to which an Award will relate;
iv.
Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the Exercise Price, or purchase price, any restrictions or limitations on the Award or the Shares underlying the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition, and forfeiture or recapture (“clawback”) of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the Performance Goal vesting requirement or waive the forfeiture of any Awards intended to constitute an Outstanding Qualified Performance-Based Compensation;
v.
Subject to Section 13 of this Plan, determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the Exercise Price of an Award may be paid in, cash, Shares, Fractional Share Interests, other Awards, or other property, or an Award may be amended (including acceleration of vesting or waivers of forfeiture restrictions or exercisability), canceled, forfeited, substituted, exchanged, replaced, bought out or surrendered;
vi.
Prescribe the form of each Award Agreement, which need not be identical for each Participant;
vii.
Decide all other matters that must be determined in connection with an Award;
viii.
Establish, adopt, interpret, or revise any rules and regulations including adopting sub-plans to the Plan and Award Agreements for the purposes of complying with securities, exchange control or tax laws outside of the U.S. or Ireland, and/or for the purposes of taking advantage of tax favorable treatment for Awards granted to Participants as it may deem necessary or advisable to administer the Plan, including the adoption of separate share schemes under the umbrella of the Plan in order to qualify for special tax or other treatment anywhere in the world; provided such rules, regulations or sub-plans, including the interpretation thereof are consistent with the terms and conditions of the Plan;
ix.
Interpret the terms of, and any matter arising pursuant to, the Plan, any sub-plan or Award Agreement; and
x.
Make all other decisions and determinations that may be required pursuant to the Plan, or any sub-plan or Award Agreement as the Committee deems necessary or advisable to administer the Plan, any sub-plan or Award Agreement.
(c)
Decisions Binding. The Committee’s interpretation of the Plan, any sub-plan, or any Awards granted pursuant to the Plan, any sub-plan and any Award Agreement and all decisions and determinations by the Committee with respect to the Plan, any sub-plan and any Award Agreement are final, binding, and conclusive on all parties.
(d)
Delegation of Authority. To the extent permitted by applicable Irish or U.S. law and subject to Section 13 of this Plan, the Committee may from time to time delegate to the Share Award Committee, the Chief Executive Officer and/or one or more senior officers of the Company the authority to grant, amend, substitute, exchange, replace, buyout, surrender, forfeit or cancel Awards to Participants; provided that the Committee shall have the sole authority with respect to Awards granted to or held by (a) Participants who are subject to Section 16 of the Exchange Act or (b) officers of the Company to whom authority to grant or amend Awards has been delegated hereunder. For the avoidance of doubt, provided it meets the limitation in the preceding sentence, this delegation shall include the right to grant, amend, exchange, replace, buyout, surrender, forfeit or cancel Awards as necessary to accommodate changes in the laws or regulations, including in jurisdictions outside the U.S. and Ireland. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegate, or at all times, the delegate appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee.
(e)
No Liability to Participants. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons and the Committee, the WTW Group, and the officers and Directors of the WTW Group shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, any sub-plan or the Awards, and all members of the Committee or any delegate of the Committee appointed under Section 3(d) shall be fully protected by the Company with respect to any such action, determination or interpretation, and subject to applicable Irish law. Notwithstanding anything to the contrary contained in the Plan, any sub-plan or any Award Agreement, subject to applicable Irish law, neither the WTW Group, any Designated Associate Company or any of their respective Employees, Directors, officers, agents or representatives nor any member of the Committee or the Share Award Committee shall have liability to a Participant or otherwise, including, without limitation, with respect to the failure of the Plan, any sub-plan, any Award or Award Agreement to comply with Section 409A of the Code.
4.
ELIGIBILITY AND PARTICIPATION
(a)
Eligibility. Subject to the provisions of the Plan, each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan in such form and having such terms, conditions and limitations as the Committee may determine; provided, however, that Eligible Individuals employed by a Designated Associate Company shall not be eligible to be granted an Option, SAR or other “stock right,” within the meaning of Section 409A of the Code, unless the Eligible Individual is not a U.S. Taxpayer or if the Committee determines that the stock right is exempt from, or may be granted in compliance with, Section 409A of the Code.
(b)
Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan. Awards may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Award under the Plan shall be set forth in an Award Agreement, in a form approved by the Committee or an authorized delegatee under Section 3(d), as applicable, consistent, however, with the terms of the Plan and any sub-plan.
5.
SHARE LIMITATIONS
(a)
Number of Shares.
i.
Separate Share Pools. Subject to Section 11 and Section 5(a)(iii) hereof, the aggregate number of Shares which are authorized for grants and may be issued or transferred pursuant to Awards under the Plan will be 21,432,521 Shares, which shall be comprised of the Prior Pool and the New Pool; and provided that the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options shall in no event exceed 21,432,521 Shares.
ii.
Share Reserve Counting. Shares and/or Fractional Share Interests subject to Awards granted under the Plan shall be counted against Shares available for grant under the Plan in accordance with the provisions of this Section 5(a)(ii).
A.
Prior Pool Share Counting. Any Shares and/or Fractional Share Interests that are subject to Awards granted under the Prior Pool will be counted against the maximum limit set forth in Section 5(a)(i) in accordance with the following:
1.
Any Shares and/or Fractional Share Interests that are subject to Awards of Options or SARs or other Award that is not a Full-Value Award shall be counted against this limit as (i) one (1) Share for every one (1) Share granted or subject to grant for any such Award and (ii) the fractional portion of a Share corresponding to any Fractional Share Interest granted or subject to grant for any such Award; and
2.
Any Shares and/or Fractional Share Interests that are subject to a Full-Value Award (other than Options or SARs) shall be counted against this limit as (i) one (1) Share for every one (1) Share granted or subject to grant for any such Award and (ii) the fractional portion of a Share corresponding to any Fractional Share Interest granted or subject to grant for any such Award.
B.
New Pool Share Counting. Any Shares and/or Fractional Share Interests that are subject to Awards granted under the New Pool will be counted against the maximum limit set forth in Section 5(a)(i) as (i) one (1)

Share for every one (1) Share subject to the granted Award and (ii) the fractional portion of a Share corresponding to any Fractional Share Interest granted or subject to grant for any such Award.
iii.
Shares Reissuable Under Plan. To the extent that an Award terminates, expires, lapses for any reason, or is settled in cash, any Shares and Fractional Share Interests subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any Shares and Fractional Share Interests that become available for the grant of Awards pursuant to this Section 5(a)(iii) shall be added back in accordance with the following:
A.
Prior Pool. For Awards granted under the Prior Pool prior to the Effective Date, the Shares and fractional portion of a Share will be added back to the Prior Pool as (i) one (1) Share and fractional portion of a Share, as applicable, if such Shares and fractional portion of a Share corresponding to the Fractional Share Interests were subject to Options or SARs and (ii) a number of Shares and fractional portion of a Share, as applicable, equal to the product of 3.28, multiplied by the number of Shares and, if applicable, fractional portion of a Share corresponding to the Fractional Share Interest if such Shares and, if applicable, Fractional Share Interests were subject to Full-Value Awards; and
B.
New Pool. For Awards granted under the New Pool, the Shares and/or Fractional Share Interests will be added back to the New Pool as (i) one (1) Share for each Share and (ii) the fractional portion of a Share corresponding to any Fractional Share Interest subject to each type of Award.
iv.
Shares and Fractional Share Interests Not Reissuable Under Plan. Notwithstanding anything to the contrary contained herein, the following Shares and/or fractional portion of a Share corresponding to Fractional Share Interests shall not be added to the Shares authorized for grant under this Section 5(a): (1) Shares and/or Fractional Share Interests not issued or delivered as a result of the net settlement of an outstanding Option or SAR; (2) Shares, fractional portion of a Share and/or Fractional Share Interests tendered by the Participant or withheld by the Company in payment of the Exercise Price of a Option or a SAR; (3) Shares, fractional portion of a Share and/or Fractional Share Interests tendered by the Participant or withheld by the Company to satisfy any Tax-Related Items withholding obligation with respect to an Award; and (4) Shares repurchased by the Company on the open market with the proceeds of the Exercise Price from Options. The payment of Dividend Equivalent Rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 5, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
v.
Shares Not Counted Against Share Pool Reserve. To the extent permitted by applicable securities law or any rule of the securities exchange on which the Ordinary Shares are then listed or traded, Substitute Awards issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against Shares available for grant pursuant to the Plan. Additionally, to the extent permitted by applicable securities law or any rule of the securities exchange on which the Ordinary Shares are then listed or traded, in the event that a company acquired by (or combined with) the Company or any Subsidiary has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the Shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of ordinary shares of the entities party to such acquisition or combination) may, at the discretion of the Committee, be used for Substitute Awards under the Plan in lieu of awards under the applicable pre-existing plan of the other company and shall not reduce the Shares authorized for grant under the Plan; provided that Substitute Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors of the Company or any Subsidiary prior to such acquisition or combination.
(b)
Shares Distributed. Any Shares distributed pursuant to an Award may consist in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market.

6.
TERMS AND CONDITIONS APPLICABLE TO AWARDS
(a)
Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
(b)
Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
(c)
No Right to Employment or Services. Nothing contained herein shall affect the right of WTW Group or, if applicable, a Designated Associate Company to terminate any Participant’s employment or service at any time or for any reason. The rights and obligations of any individual under the terms of his or her office or employment or service with any member of the WTW Group or, if applicable, a Designated Associate Company shall not be affected by his or her participation in the Plan or any right which he or she may have to participate in it, and an individual who participates in the Plan shall waive any and all rights to compensation or damages in consequence of the his or her Termination of Service for any reason whatsoever insofar as those rights arise or may arise from his or her ceasing to have rights under or be entitled to any Award as a result of such termination.
(d)
Deferral of Awards. Subject to complying with Section 409A of the Code in the case of Awards granted to a U.S. Taxpayer, the deferral of the settlement of an Award may be provided for, at the sole discretion of the Committee, in the Award Agreements.
(e)
Limits on Transfer. No Award, right or benefit under the Plan may be transferred by a Participant other than by will or the laws of intestacy, and all Awards, rights and benefits under the Plan may be exercised during the Participant’s lifetime only by the Participant. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.
(f)
No Shareholder Rights. Except as set forth in Section 7(b) or otherwise determined by the Committee, Participants shall not be, and shall not have any of the rights or privileges of, Company shareholders in respect of any Shares and/or Fractional Share Interests purchasable or issuable in connection with any Award unless such Shares and/or Fractional Share Interests have been issued by the Company to such Participants and in the case of Fractional Share Interests, only to the extent provided in the Award Agreement evidencing the grant of the Fractional Share Interests and permitted by applicable law.
(g)
Relationship to Other Benefits. Absent express provisions to the contrary, any Award under the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of any member of WTW Group or Designated Associate Company and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the U.S. Employee Retirement Income Security Act of 1974, as amended. Further, no payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, termination programs and/or indemnities or severance payments, welfare or other benefit plan of any member of the WTW Group or any Designated Associate Company except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
(h)
Unfunded Status of Awards. Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of any member of WTW Group, nor shall any assets of any member of WTW Group be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.
(i)
Share Certificates; Book Entry Procedures. Any certificates evidencing Shares delivered pursuant to the Plan are subject to any restrictions as the Committee deems necessary or advisable to comply with applicable securities laws, rules, and regulations of Ireland and the U.S. and jurisdictions outside of Ireland and the U.S., including the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by applicable laws, rules or regulations, the Company shall not deliver to any Participant certificates evidencing Shares and/or Fractional Share Interests issued in connection with any Award and instead (i) any Shares that are issued pursuant to an Award shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator), but in no event shall a fractional Share be recorded in the books of the Company (or, as applicable, its transfer agent), and (ii) any Fractional Share Interests that are issued pursuant to an Award may be recorded in the books of the stock plan administrator for purposes of providing holders of Fractional Share Interests with such rights of shareholders with respect to Shares as may be specified in the Award Agreement. Where the Company’s stock plan administrator holds a Fractional Share Interest (through the Company’s custodial account) in excess of those allocated to Participants, the Fractional Shares Interest shall be held in the Company’s custodial account for the benefit of satisfying future obligations to issue Fractional Share Interests pursuant to Awards granted under the Plan.
(j)
Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
(k)
Minimum Vesting Conditions. Notwithstanding any other provision of the Plan, no portion of an Award may vest before the first anniversary of the date of grant; provided, however, that the minimum vesting periods set forth in this sentence shall not apply to (A) Awards relating to Shares and/or Fractional Share Interests issuable under the Unrestricted Pool, (B) Substitute Awards or (C) Awards, the vesting of which is accelerated in connection with a Participant’s Termination of Service resulting from death or a Permanent Disability.
(l)
Vesting Acceleration. Any Award granted under the Plan shall only vest while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that any Award may become exercisable or vest because of the Participants Termination of Service, subject to the minimum vesting conditions of Section 6(k); provided, however, that no such action to accelerate the vesting or exercisability shall be given effect to the extent that such action would cause an Award to violate Section 409A of the Code.
(m)
Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
(n)
Fractional Shares; Fractional Share Interests.
i.
Notwithstanding the provisions of Section 6(n)(ii) hereof in connection with Fractional Share Interest transactions facilitated by the Company’s designated Plan broker, no fractional Shares shall be issued by the Company and in no event shall certificates representing fractional Shares be delivered to a Participant under any circumstances. Where the Committee has determined that Fractional Share Interests (as authorized under Section 6(n)(ii) hereof) will not be credited to a Participant’s stock account, the Committee shall determine, in its discretion, whether cash shall be paid in lieu of fractional Shares that vest or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.
ii.
Awards over Fractional Share Interests may be granted and Fractional Share Interests may be credited to a Participant’s stock account through an arrangement facilitated by the Company’s designated Plan broker if and to the extent determined by the Committee. To the extent the Committee has determined that Fractional Share Interests may be granted and/or credited to a Participant’s stock account pursuant to this Section 6(n)(ii), the terms of the Award providing for the issuance of Fractional Share Interests shall be consistent with the general provisions applicable to an Award as set forth herein (including the provisions set forth in Section 7), and the Award Agreement evidencing such Award shall specify the rights the Participant shall have as a stockholder with respect to Shares underlying the Fractional Share Interests subject to the Award. Without limiting the foregoing and notwithstanding anything to the contrary in Section 7(a)(iii) or 15 hereof, the Committee may authorize the withholding of less than a whole Share or of a Fractional Share Interest or the sale of less than a whole Share or of a Fractional Share Interest subject to the Award to satisfy (1) any withholding obligations for Tax-Related Items pursuant to Section 15 and/or (2) the payment of the exercise price of an Option pursuant to Section 7(a)(iii)

hereof, some of which of the foregoing transactions may result in the crediting of Fractional Share Interests to a Participant’s stock account.
(o)
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. The Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
(p)
Compliance with Government and Other Regulations. The obligation of the Company to make payment of Awards in Shares, Fractional Share Interests or otherwise shall be subject to all applicable securities and exchange control laws, rules, and regulations of Ireland and the U.S. and jurisdictions outside of Ireland and the U.S., and to such approvals by government agencies, including government agencies in jurisdictions outside of Ireland and the U.S., in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares or evidence of crediting of Fractional Share Interests subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, (ii) completion of any registration or other qualification with respect to the Shares under any applicable securities and exchange control law in Ireland or the U.S. or in a jurisdiction outside of Ireland or the U.S. or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective, or (iii) confirming, with advice of counsel, that the issuance or delivery is in compliance with all applicable securities and exchange control laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the Shares are listed or traded. The Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable to comply with applicable securities and exchange control laws, rules, and regulations of Ireland and the U.S. and jurisdictions outside of Ireland and the U.S.. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. The Company shall be under no obligation to register Shares issued or paid pursuant to the Plan under the Securities Act. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.
(q)
No Representations or Covenants with Respect to Tax Qualification. Although the Company may endeavor to (1) qualify an Award for favorable tax treatment under the laws of Ireland, the U.S. or jurisdictions outside of the U.S. (e.g., Incentive Stock Options under Section 422 of the Code or tax-favored schemes in Ireland or the United Kingdom) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in the Plan, including Section 16, notwithstanding, and the Company will have no liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment does not receive favorable tax treatment or is subject to adverse tax treatment or for any action taken by the Committee with respect to the Award. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.
7.
AWARDS

From time to time, the Committee will determine the forms and amounts of Awards for Participants. Such Awards may take the following forms in the Committee’s sole discretion; provided, however, that in no event shall the Exercise Price or purchase price of any Share and/or Fractional Share Interest to be acquired pursuant to an Award be less than the Nominal Value. For the avoidance of doubt, the Exercise Price or purchase price of any Fractional Share Interest acquired pursuant to an Award shall equal at least the Nominal Value of a whole Share.

(a)
Share Options. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions and such additional terms and conditions as may be specified by the Committee:
i.
Exercise Price. The Exercise Price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement but shall be no less than the higher of (A) 100% of the Fair Market Value per Share and (B) the Nominal Value of the Shares or such higher price as required by Irish law on the date of grant, and if the Option is intended to be an Incentive Stock Option, the Exercise Price shall comply with Section 7(a)(iv)(A); provided, however, if an Option is granted pursuant to a sub-plan adopted by the Committee to non-U.S. taxpayer employees outside of the U.S., the Committee may establish an exercise price that complies with the requirements of local tax law as long as such price is not less than Nominal Value of the Share or such higher price required by Irish law.
ii.
Time and Conditions of Exercise. Subject to the minimum vesting conditions of Section 6(k), the Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
iii.
Payment of Exercise Price. The Committee shall determine the methods by which the Exercise Price of an Option and applicable withholding of Tax-Related Items (as further set forth in Section 15 hereof) may be paid and the form of payment, as shall be set forth in the Participant’s Award Agreement, including, without limitation (and as further modified by Section 6(n) hereof): (a) cash or check, (b) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require (including withholding of Shares otherwise deliverable upon exercise or payment of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Award shall be exercised, (c) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code), (d) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale of Shares to the Company in satisfaction of the Exercise Price and applicable withholding of Tax-Related Items; provided that payment of such proceeds is then made to the Company upon settlement of such sale), (e) by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus Tax-Related Items withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable Tax-Related Items withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by Participant in cash or other form of payment approved by the Committee. The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the Exercise Price of an Option, or continue any extension of credit with respect to the Exercise Price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
iv.
Incentive Stock Options. Incentive Stock Options shall be granted only to Employees of the Company or any Subsidiary and the terms of any ISOs granted pursuant to the Plan, in addition to the requirements of Section 7 hereof, must comply with the provisions of this Section 7(a)(iv).
A.
Exercise Price. An ISO shall be granted at an Exercise Price that is not less than 100% of Fair Market Value of a Share on the date of grant. An ISO may be granted to any Employee who, at the date of grant, owns shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company only if such Option is granted at an Exercise Price that is not less than 110% of Fair Market Value of a Share on the date of grant and the Option is exercisable for no more than five years from the date of grant.
B.
Expiration. Subject to Section 7(a)(iv)(A), an ISO shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:
1.
Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

2.
Three months after the Participant’s Termination of Service as an Employee; and
3.
One year after the date of the Participant’s Termination of Service on account of Permanent Disability or death. Upon the Participant’s Permanent Disability or death, any ISOs exercisable at the Participant’s Permanent Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such ISO or dies intestate, by the person or persons entitled to receive the ISO pursuant to the applicable laws of intestacy.
C.
Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which ISOs are first exercisable by a Participant in any calendar year may not exceed (U.S.)$100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that ISOs are first exercisable by a Participant in excess of such limitation, the excess shall be considered a non-qualified share Option.
D.
Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an ISO within (i) two years from the date of grant of such ISO or (ii) one year after the issue or transfer of such Shares to the Participant.
E.
Right to Exercise. During a Participant’s lifetime, an ISO may be exercised only by the Participant.
F.
Failure to Meet Requirements. Any Option (or portion thereof) purported to be an ISO, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a non-qualified share Option.
v.
Substitution of SARs. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have the right to substitute a SAR for such Option at any time prior to or upon exercise of such Option; provided, that such substitution complies with Section 13 of this Plan and that the SAR shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.
(b)
Restricted Shares. The Committee is authorized to make awards of Restricted Shares to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. Unless otherwise provided in the Award Agreement and Section 6(n) hereof, beginning on the date of grant of the Restricted Share Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Restricted Share Awards and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares.
i.
Purchase Price. At the time of the grant of Restricted Shares, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the Restricted Shares Award. The price to be paid by the Participant for each Share subject to the Restricted Shares shall not be less than the Nominal Value of a Share (or such higher amount required by applicable Irish law). The purchase price of Shares acquired pursuant to Restricted Shares Award shall be paid by a non-Irish incorporated Subsidiary on behalf of the Participant designated by the Committee or by the Participant through one or more of the following methods (a) in cash or (b) in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and in compliance with applicable Irish law.
ii.
Issuance, Vesting and Restrictions. Subject to the minimum vesting conditions of Section 6(k), the Committee shall determine the vesting or other conditions, if any, and such other restrictions on transferability and other restrictions to which Restricted Shares may or may not be subject (including, without limitation, limitations on the right to vote Restricted Shares or the right to receive dividends on the Restricted Shares). To the extent Restricted Shares are subject to vesting, dividends shall be accumulated and subject to any restrictions and risk of forfeiture to which the underlying Restricted Shares are subject and the Participant shall not be entitled to the dividends until the vesting conditions of the Award have been met.

iii.
Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon Termination of Service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may, subject to the minimum vesting conditions of Section 6(k), (a) provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of Terminations of Service resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Shares.
iv.
Restrictive Legend. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Shares are issued in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
(c)
Share Appreciation Rights. The Committee is authorized to grant Share Appreciation Rights, or SARs, to Eligible Individuals on the following terms and conditions and such additional terms and conditions as may be specified by the Committee:
i.
Exercise Price. The Exercise Price per Share subject to a SAR shall be determined by the Committee and set forth in the Award Agreement but shall be no less than the higher of (A) 100% of the Fair Market Value per Share and (B) the Nominal Value of the Shares or such higher price as required by Irish law on the date of grant.
ii.
Time and Conditions of Exercise. Subject to the minimum vesting conditions of Section 6(k), the Committee shall determine the time or times at which a SAR may be exercised in whole or in part; provided that the term of any SAR granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of a SAR may be exercised.
iii.
Payment and Limitations on Exercise.
A.
A SAR shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Shares on the date the SAR is exercised over (B) the Exercise Price of the SAR and (ii) the number of Shares with respect to which the SAR is exercised, less applicable withholding of Tax-Related Items (as further set forth in Section 15), subject to any limitations the Committee may impose.
B.
Payment of the amounts determined under Section 7(c)(iii) hereof shall be in cash, in Shares (based on the Fair Market Value of the Shares as of the date the SAR is exercised) or a combination of both, as determined by the Committee and set forth in the Award Agreement.
(d)
Restricted Share Units. The Committee is authorized to award Restricted Share Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.
i.
Vesting Conditions. A Participant receiving a Restricted Share Unit Award shall not possess the rights of a shareholder of the Company with respect to such grant until the Restricted Share Units are settled and the Shares subject to the Restricted Share Units have been issued to the Participant. Subject to the minimum vesting conditions of Section 6(k), the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The vesting conditions may be based on the passage of time and/or the attainment of Performance Goals.
ii.
Purchase Price. At the time of the grant of Restricted Shares Units, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the Restricted Shares Units. The price to be paid by the Participant for each Share subject to the Restricted Shares Units Awards shall not be less than the Nominal Value of a Share (or such higher amount required by applicable Irish law). The purchase price of Shares acquired pursuant to the Restricted Share Unit Award shall be paid by a non-Irish incorporated Subsidiary on behalf of the Participant as designated by the Committee or by the Participant through one or more of the following methods (a) in cash or (b) in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and in compliance with applicable Irish law.
iii.
Form and Time of Settlement. The Committee shall specify the settlement date applicable to each grant of Restricted Share Units which shall be no earlier than the vesting date, or it may be deferred to any later date, subject to compliance with Section 409A of the Code in the case of Restricted Share Units granted to a U.S. Taxpayer, as applicable. On the settlement date, subject to satisfaction of applicable Tax-Related Items withholding (as further set forth in Section 15), the Company shall issue or transfer to the Participant one Share for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Share Unit may be made in cash (in an amount reflecting the Fair Market Value of Shares that would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion, in either case less applicable withholding of Tax-Related Items (as further set forth in Section 15). Until a Restricted Share Unit is settled, the number of Restricted Share Units shall be subject to adjustment pursuant to Section 11.
iv.
General Creditors. A Participant who has been granted Restricted Share Units shall have no rights other than those of a general unsecured creditor of the Company. Restricted Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Share Units.
(e)
Other Share-Based Awards. The Committee may make other Awards under the Plan pursuant to which Ordinary Shares or other equity securities of the Company are or may in the future be acquired, or Awards denominated in Share units, including units valued using measures other than Fair Market Value. Share-Based Awards may be granted with or without consideration from the Participant, provided that the Award may not be granted with a purchase price less than the Nominal Value per Share subject to the Share-Based Award. Subject to the minimum vesting conditions of Section 6(k), Share-Based Awards may be subject to vesting conditions or may be granted free of vesting conditions, transfer restrictions and forfeiture conditions. Should Ordinary Shares be issued on the vesting of a Share-Based Award in circumstances where they are not otherwise fully paid up, the Committee may require the Participant to pay the aggregate Nominal Value of such Ordinary Shares on the basis that such Ordinary Shares shall then be allotted as fully paid to the Participant.
(f)
Entitlement to Dividend Equivalent Rights. Subject to complying with Section 409A of the Code and the provisions of the Plan, including, without limitation Section 11, and any Award Agreement, the recipient of a Full-Value Award may, if so determined by the Committee, be entitled to receive, a Dividend Equivalent Right, cash, Shares, Fractional Share Interests or other property with respect to the number of Shares and/or Fractional Share Interests covered by the Award, as determined by the Committee, in its sole discretion. The right of U.S. Taxpayers to receive Dividend Equivalent Rights or other dividends or payments shall be treated as a separate Award and such Dividend Equivalent Rights or other dividends or payments for such U.S. Taxpayers, if any, shall be credited to a notional account maintained by the Company or paid, as of the dividend payment dates during the period between the date of grant and the date the Award is exercised, vested, expired, credited or paid, as applicable and shall be subject to such limitations as may be determined by the Committee. To the extent the Full-Value Award (other than Restricted Shares) is subject to vesting (based on the passage of time and/or the attainment of Performance Goals), any Dividend Equivalent Right shall be accumulated subject to restrictions and subject to a risk of forfeiture to the same extent as the underlying Full-Value Award (the Dividend Equivalent Right shall not become payable prior to the time that the underlying Full-Value Award vests). The Committee may provide that Dividend Equivalent Rights shall be deemed to have been reinvested in additional Shares and/or Fractional Share Interests or Full-Value Awards. For the avoidance of uncertainty, no dividends or Dividend Equivalent rights shall be granted or otherwise become payable with respect to Options or Share Appreciation Rights.
8.
GRANTS TO NON-EMPLOYEE DIRECTORS
(a)
Eligibility. From time to time, the Committee will determine the forms and amounts of Awards for Non-Employee Directors. Such Awards may take the following forms: Options, SARs, Restricted Shares, Restricted Share Units, or any other right or benefit, including any other Share-Based Award pursuant to the Plan in the Committee’s sole discretion; provided, however, that in no event shall the Exercise Price or purchase price of any Award be less than the Nominal Value of the Shares. Awards subject to this Section 8 shall be granted only to Non-Employee Directors. In no event, however, may any Non-Employee Director be granted any Awards under this Section 8 if such Award is (a) prohibited, or (b) restricted

(either absolutely or subject to various securities requirements, whether legal or administrative, being complied with), in the jurisdiction in which such Non-Employee Director is resident under the relevant securities laws of that jurisdiction.
(b)
Vesting and Exercisability. Subject to the minimum vesting conditions of Section 6(k), each Award will vest and/or become exercisable according to the terms set forth by the Committee in the applicable Award Agreement.
9.
FORFEITURE OR CLAWBACK OF AWARDS
(a)
Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be forfeited or canceled if the Participant, without the consent of the Company, while employed by any member of the WTW Group or, if applicable, a Designated Associate Company or after Termination of Service, establishes a relationship with a competitor of any member of the WTW Group or, if applicable, a Designated Associate Company or engages in activity that is in conflict with or adverse to the interest of any member of the WTW Group or, if applicable, a Designated Associate Company (including conduct contributing to financial restatements, material noncompliance in the financial reports requirements or irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Award Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.
(b)
Notwithstanding Section 9(a), any Award Agreement evidencing Awards to an Eligible Individual shall provide for repayment on forfeiture as the Committee deems necessary or desirable in order to facilitate compliance with the requirement of the U.S. Securities and Exchange Commission or any applicable securities law, including the requirements of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act, or any securities exchange on which the Shares are listed or traded, as may be in effect from time to time, or any other similar policy adopted by the Board or the Committee. Further, to the extent the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.
10.
TRANSFERS AND LEAVES OF ABSENCE

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among a member of the WTW Group and any Subsidiary or any Designated Associate Company shall not be deemed a Termination of Service, subject to Section 409A of the Code in the case of an Award subject to Section 409A of the Code that is granted to a U.S. Taxpayer and (b) unless provided otherwise in an Award Agreement, a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of any member of the WTW Group or Designated Associate Company during such leave of absence, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to Employees in writing. In the case of any Employee on an approved leave of absence, the Committee may make such provisions respecting suspension or reduction of vesting of the Award while on leave from the employ of the WTW Group or a Designated Associate Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the applicable Award Agreement. For purposes of Incentive Stock Options, no leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence.

11.
ADJUSTMENTS

In the event of any increase, decrease or change in the number or characteristic of outstanding Ordinary Shares of the Company effected without receipt of consideration by the Company or by reason of a share split, spin-off, share or extraordinary cash dividend, share combination or reclassification, recapitalization or merger, Change of Control, or similar event, the Committee shall substitute or adjust proportionately, as the Committee in its sole discretion deems equitable, (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 5); (b) the number and kind of shares (or other securities or property) subject to outstanding Awards;

(c) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (d) the Exercise Price or purchase price per Share and/or Fractional Share Interest for any outstanding Awards under the Plan. Any adjustment affecting an Award that is subject to Section 409A of the Code shall be made consistent with the requirements of Section 409A. An adjustment under this provision may have the effect of reducing the price at which Ordinary Shares and/or Fractional Share Interests may be acquired to less than their Nominal Value (the “Shortfall”), but only if and to the extent that the Committee shall be authorized to capitalize from the reserves of the Company a sum equal to the Shortfall and to apply that sum in paying up that amount on the Ordinary Shares and/or Fractional Share Interests.

12.
CHANGE OF CONTROL OR SIMILAR EVENT
(a)
Unless otherwise provided in an Award Agreement, in the event of a Change of Control in which the successor company or an affiliate assumes, substitutes or otherwise replaces an Award (as further described in Section 12(a)(iii) below), if a Participant’s employment with such successor company (or an affiliate thereof) terminates on an involuntary basis within 24 months following such Change of Control, the following treatment shall apply:
i.
For Awards, the vesting of which is conditioned solely on the continued service with the Company, a Subsidiary or a Designated Associate Company: (A) Share Options or SARs outstanding as of the date of such Termination of Services will immediately vest, become fully exercisable, (B) restrictions and deferral limitations on Restricted Share Awards and Restricted Share Units Awards shall lapse and the Restricted Shares and Restricted Share Units shall become free of all restrictions and limitations and become fully vested, subject to compliance with Section 409A of the Code, and (C) the restrictions and other conditions applicable to any other Share-Based Awards or any other Awards shall lapse, and such other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable;
ii.
For Awards, the vesting of which is based, in whole or in part, on the attainment of Performance Goals, the restrictions shall lapse and the Award shall become free of all restrictions and limitations and shall vest with respect the target number of Shares subject to the Award; and
iii.
For the purposes of this Section 12, an Award shall be considered assumed, substituted for, or replaced if following the Change of Control the Award: (A) confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether shares, cash or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely ordinary shares or common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award for each Share and/or Fractional Share Interest subject thereto, will be solely ordinary shares or common stock of the successor company substantially equal in Fair Market Value to the per Share consideration received by holders of Shares in the transaction constituting a Change of Control; provided further, however, that the assumed, substituted or replaced Award may provide for the right to receive, for each Fractional Share Interest subject to the Award, a payment in cash based on the Fair Market Value of the Shares underlying the Fractional Share Interest without regard to the form of consideration received in the transaction constituting a Change of Control by holders of Shares; and (B) provides for terms and conditions, including vesting conditions, similar to those that applied to the Award immediately prior to the Change of Control. For the avoidance of doubt, clause (B) in the foregoing sentence means that Awards that are assumed, substituted or replaced shall continue to vest on similar terms and conditions as applied to the Awards immediately prior to the Change of Control if a Participant’s employment with such successor company (or an affiliate thereof) continues without interruption following the Change of Control. The determination of such substantial equality of value of consideration and similarity of terms and conditions shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
(b)
Unless otherwise provided in an Award Agreement, in the event of a Change of Control in which the successor company or an affiliate does not assume, substitute or otherwise replace an Award the following treatment shall apply:

i.
For Awards, the vesting of which is conditioned solely on the continued service with the Company, a Subsidiary or a Designated Associate Company: (A) those Share Options or SARs outstanding as of the date of the Change of Control shall immediately vest and become fully exercisable immediately prior to the Change of Control, (B) restrictions on Restricted Shares and Restricted Shares Units shall lapse and the Restricted Shares and Restricted Shares Units shall become free of all restrictions and limitations and become fully vested immediately prior to the Change of Control, subject to compliance with Section 409A of the Code, and (C) the restrictions and other conditions applicable to any other Share-Based Awards or any other Awards shall lapse, and such other Share-Based Awards or such other Awards, shall become free of all restrictions, limitations or conditions and become fully vested and transferable, subject to compliance with Section 409A of the Code; and
ii.
For Awards, the vesting of which is based, in whole or in part, on the attainment of Performance Goals, the restrictions shall lapse and the Award shall become free of all restrictions and limitations and, immediately prior to the Change of Control, shall vest with respect the target number of Shares and/or Fractional Share Interests subject to the Award.
(c)
In its absolute discretion, and on such terms and conditions as it deems appropriate coincident with or after the grant of an Award, the Committee may provide that, upon the occurrence of a Change of Control, each vested Option or SAR outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share and/or Fractional Share Interest subject to such vested Option or SAR an amount equal to the excess of the Fair Market Value of such Share and/or Fractional Share Interest immediately prior to the occurrence of such Change of Control over the Exercise Price per Share and/or Fractional Share Interest of such Option or SAR; such amount to be payable in cash, in one or more kinds of shares or property (including the shares or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine, subject to any notice period set forth in any sub-plan to the Plan to comply with local law.
13.
AMENDMENT AND TERMINATION

The Committee shall have the authority to amend or modify the terms and conditions of, or suspend or cancel, any outstanding Award consistent with the Plan. The Board or Committee may amend, suspend or terminate the Plan at any time, provided, however, that the Committee shall not, without the approval of the shareholders of the Company, amend the Plan in any manner that requires such shareholder approval under the Nasdaq Stock Market or other securities exchange listing requirements then applicable to the Company including, except in connection with an adjustment or Change of Control as set forth in Sections 11 and 12, amending an Option or SAR to reduce the Exercise Price to below the Fair Market Value of the Shares on the original date of grant or canceling, substituting, exchanging, replacing, buying out or surrendering Options or SARs at a time when the Fair Market Value of the Shares is less than the exercise Price of such Option or SARs in exchange for cash, or the grant of other Awards or for Options or SARs with an Exercise Price below the Fair Market Value of the Shares on the original date of grant. Notwithstanding anything to the contrary, the Committee shall not take any action to cause any Outstanding Qualified Performance-Based Award to lose its “grandfathered” status or to otherwise lose its qualified status under Section 162(m) of the Code.

14.
FOREIGN AWARDS AND RIGHTS

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries in which the WTW Group and its Designated Associate Companies operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Eligible Individuals to comply with applicable laws of jurisdictions where Eligible Individuals reside; (ii) establish sub-plans and determine the Exercise Price, exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries, Designated Associate Companies or Participants residing in particular locations; provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 5 hereof or otherwise require shareholder approval; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on Termination of Service, available methods of exercise or settlement of an Award, payment of Tax-Related Items, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Share certificates or other indicia of ownership which may vary with local requirements. The Committee may also adopt sub-plans to the Plan intended to allow the Company to grant tax-qualified Awards in a particular jurisdiction and, as part of such sub-plan, may restrict the sale of Shares and/or modify the Change of Control and Adjustments provisions of the Plan to the extent necessary to comply the tax requirements of the jurisdiction. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Act, Exchange Act, the Code, any securities law.

15.
WITHHOLDING TAXES

Any member of the WTW Group or a Designated Associate Company shall have the authority and right to deduct or withhold or require a Participant to remit to the Company, any member of the WTW Group or a Designated Associate Company, an amount sufficient to satisfy Tax-Related Items with respect to any taxable event concerning a Participant arising as a result of the Plan or to take such other action as may be necessary in the opinion of the Company, a Subsidiary or a Designated Associate Company, as appropriate, to satisfy withholding obligations for the payment of Tax-Related Items, including but not limited to (and as further modified pursuant to Section 6(n) hereof) (i) having the Participant pay an amount in cash (by check or wire transfer; (ii) the delivery of Shares (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Committee to avoid adverse accounting treatment under applicable accounting standards); (iii) withholding from the Participant’s wages or other cash compensation; (iv) withholding from the proceeds for the sale of Shares underlying the Award either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf; (v) in the Committee’s sole discretion and in satisfaction of the foregoing requirement withhold Shares otherwise issuable under an Award (or allow the return of Shares); (vi) any other method of withholding determined by the Committee that is permissible under applicable laws. No Shares shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Company for the satisfaction of the Tax-Related Items withholdings obligations with respect to any taxable event concerning the Participant or such other person arising as a result of the Plan.

16.
COMPLIANCE WITH SECTION 409A OF THE CODE FOR U.S. TAXPAYERS
(a)
The Plan and all Awards made hereunder shall be interpreted, construed and operated to reflect the intent of the Company that all aspects of the Plan and the Awards shall be interpreted either to be exempt from the provisions of Section 409A of the Code or, to the extent subject to Section 409A of the Code, comply with Section 409A of the Code and any regulations and other guidance thereunder. This Plan may be amended at any time, without the consent of any party, to avoid the application of Section 409A of the Code in a particular circumstance or that is necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment.
(b)
Anything in this Plan to the contrary notwithstanding, if an Award constitutes an item of deferred compensation under Section 409A of the Code and becomes payable upon, or by a date that is by reference to, a Participant’s Termination of Service, it shall not be made to the Participant unless the Participant’s Termination of Service constitutes a “separation from service” (within the meaning of Section 409A of the Code and any the regulations or other guidance thereunder). In addition, no such payment or distribution shall be made to the Participant prior to the earlier of (a) the expiration of the six-month period measured from the date of the Participant’s separation from service or (b) the date of the Participant’s death, if the Participant is deemed at the time of such separation from service to be a “specified employee” (within the meaning of Section 409A of the Code and any the regulations or other guidance thereunder) and to the extent such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A of the Code and any the regulations or other guidance thereunder. Except as provided in an Award Agreement, all payments which had been delayed pursuant to the immediately preceding sentence shall be paid to the Participant in a lump sum upon expiration of such six-month period (or, if earlier, upon the Participant’s death).
17.
GOVERNING LAW

The Plan shall be governed by the laws of Ireland, without regard to its conflicts of laws.

18.
PLAN HISTORY AND EXPIRATION DATE
(a)
Plan History. The Plan became effective as of the date of the original approval of the Plan by a majority of the shareholders of the Company (April 25, 2012). The Plan was subsequently amended and restated on July 23, 2014, June 10, 2016, June 8, 2022 and again on the Effective Date.
(b)
Expiration Date. The Plan shall continue in effect until terminated by the Board or the Committee pursuant to Section 13. No Awards shall be granted under the Plan after expiration of the Plan. Awards that are outstanding as of the expiration of the Plan shall remain in force according to the terms of the Plan and the applicable Award Agreement, except that no Incentive Stock Option may be granted under the Plan after February 23, 2032.